Exhibit 5.2

BEIJING BRUSSELS CENTURY CITY HONG KONG LONDON NEWPORT BEACH NEW YORK	1999 Ave. of the Stars, Suite 700 Los Angeles, California 90067-6035 TELEPHONE (310) 553-6700 FACSIMILE (310) 246-6779 www.omm.com	SAN FRANCISCO SHANGHAI SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.
February 17, 2010
Lions Gate Entertainment Inc.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Lions Gate Entertainment Corp.
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
     Re: Registration of Securities of Lions Gate Entertainment Inc. and Lions Gate Entertainment Corp.
Ladies and Gentlemen:
     We have acted as special counsel to Lions Gate Entertainment Inc., a Delaware corporation (the “Issuer”), a wholly-owned subsidiary of Lions Gate Entertainment Corp., a corporation organized under the laws of the province of British Columbia, Canada (the “Guarantor”), and to the Guarantor, in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on February 17, 2010 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to an aggregate of $750,000,000 of the following securities of the Company: (i) the Guarantor’s common shares, no par value; and (ii) senior debt securities of the Company in one or more series (the “Debt Securities”) which will be issued under an indenture in substantially the form filed as an exhibit to the Registration Statement (the “Indenture”) proposed to be entered into among the Issuer, the Guarantor, and the trustee (the “Trustee”) that will be appointed prior to the issuance of the Debt Securities, and which will be unconditionally guaranteed by the Guarantor (the “Guarantee”).
     In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:
(i)	the Registration Statement;

(ii)	the form of Indenture filed as an exhibit to the Registration Statement;

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(iii)	the Certificate of Incorporation of the Issuer, as amended and presently in effect (the “Certificate of Incorporation”);

(iv)	the Amended and Restated Bylaws of the Issuer, as presently in effect (the “Bylaws”); and

(v)	certain resolutions of the Board of Directors of the Issuer (the “Board of Directors”) adopted at a meeting duly held on February 4, 2010 relating to the issuance and sale of the Debt Securities and related matters (the “Board Resolutions”).
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Indenture and the Guarantee and that such choice is a valid and legal provision. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Issuer and the Guarantor.
     In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any such Debt Securities and the related Guarantee, (i) the Board of Directors of the Issuer has taken all necessary corporate action to authorize the issuance and sale of such Debt Securities in accordance with the Board Resolutions and such authorization has not been modified or rescinded, (ii) the Guarantee to be entered into by the Guarantor has been duly authorized by all necessary corporate action on the part of the Guarantor and such authorization has not been modified or rescinded, (iii) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (iv) an appropriate prospectus supplement with respect to such Debt Securities and the related Guarantee has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and (v) there has not occurred any change in law affecting the validity or enforceability of such Debt Securities or related Guarantee. We have also assumed that the terms of the issuance and sale of the Debt Securities have been duly established in conformity with the Certificate of Incorporation and the Bylaws of the Issuer and that none of the terms of any Debt Securities to be established after the date hereof, nor the issuance and delivery of such Debt Securities, nor the compliance by the Issuer with the terms of such Debt Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Issuer or any restriction imposed by any court or governmental body having jurisdiction over the Issuer. We have also assumed that the terms of the Guarantee have been duly established in conformity with the organizational documents of the Guarantor and that none of the terms of the Guarantee nor the compliance of the Guarantor with the terms of such Guarantee will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then

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binding upon the Guarantor or any restriction imposed by any court or governmental body having jurisdiction over the Guarantor.
     On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:
     1. With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the Indenture, (ii) the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of any Offered Debt Securities has been duly authorized, executed, issued and delivered by the Trustee, the Guarantor, and the Issuer, and (iii) the Offered Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Indenture and the applicable underwriting or other agreement (including, in the case of “book-entry” Offered Debt Securities, being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.
     2. With respect to any Guarantee to be issued by the Guarantor, when (i) the specific terms of the particular Guarantee have been duly established in accordance with the Indenture, (ii) the Guarantee has been duly authorized by all necessary corporate action on the part of the Guarantor and (iii) the Guarantee has been duly executed and delivered in accordance with the terms of the Indenture and, upon payment for and delivery of the Offered Debt Securities in accordance with the underwriting or other agreement and the authentication of the Debt Securities in accordance with the Indenture, the Guarantee will be the legally valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity and possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.
     The law covered by this opinion is limited to the present law of the State of New York and the present Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules,

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regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP